As filed with the Securities and Exchange Commission on August 25, 2017

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Imprimis Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	45-0567010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12264 El Camino Real, Suite 350

San Diego, CA 92130

(Address of Principal Executive Offices)(Zip Code)

Imprimis Pharmaceuticals, Inc. 2017 Incentive Stock and Awards Plan

(Full title of the plan)

Mark L. Baum

Chief Executive Officer

Imprimis Pharmaceuticals, Inc.

12264 El Camino Real, Suite 350

San Diego, CA 92130

(858) 704-4040

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Andrew Hudders, Esq. Golenbock Eiseman Assor Bell & Peskoe LLP 711 Third Avenue New York, NY 10017 (212) 907-7349

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer, “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller Reporting Company	[X]
(Do not check if smaller reporting company)		Emerging Growth Company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,000,000	(2)	$2.02	(3)	$4,040,000	$468.24
Totals	2,000,000				$4,040,000	$468.24

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that may become issuable under the Imprimis Pharmaceuticals, Inc. 2017 Incentive Stock and Awards Plan (the “2017 Plan”) by reason of any stock dividend, stock split, recapitalization, or any other similar transaction that results in an increase in the number of outstanding shares of common stock.
(2)	Represents 2,000,000 shares of common stock reserved for issuance pursuant to future awards under the 2017 Plan. To the extent that any awards outstanding under the 2017 Plan are forfeited or lapse unexercised, the shares of common stock reserved for issuance pursuant to such awards as of the date of this Registration Statement will become available for issuance under the 2017 Plan.
(3)	Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $2.02, the average of the high and low sale prices per share of common stock as reported on the The Nasdaq Capital Market on August 24, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

Imprimis Pharmaceuticals, Inc. (the “Registrant”) will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement and incorporated by reference in the Section 10(a) prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Written requests should be made to the Chief Financial Officer of Imprimis Pharmaceuticals, Inc., at 12264 El Camino Real, Suite 350, San Diego, California 92130.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 21, 2017;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the Commission on May 10, 2017, and Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed with the Commission on August 10, 2017;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 17, 2017, March 22, 2017, April 6, 2017, April 17, 2017, May 2, 2017, June 16, 2017, June 20, 2017, June 29, 2017 and July 20, 2017, except in each case, documents or information that has been furnished rather than filed pursuant to the rules of the Commission shall not be incorporated by reference herein; and

(d)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon by Golenbock Eiseman Assor Bell & Peskoe, LLP.

Item 6.	Indemnification of Directors and Officers.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant’s Amended and Restated Certificate of Incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. The Registrant’s Amended and Restated Certificate of Incorporation and By-laws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

In addition to the indemnification provisions contained in the Registrant’s charter documents, the Registrant generally enters into separate indemnification agreements with its directors and officers. These agreements require the Registrant, among other things, to indemnify the director or officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, paid by the individual in connection with any action, suit or proceeding arising out of the individual’s status or service as the Registrant’s director or officer, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by the Registrant.

The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7.	Exemption From Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Form of Incentive Stock Option Agreement(1)
4.2	Form of Non-Statutory Stock Option Agreement(2)
4.3	Form of Restricted Stock Award Agreement(3)
4.4	Form of Restricted Stock Unit Agreement(4)
5.1	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP*
10.1	Imprimis Pharmaceuticals, Inc. 2017 Incentive Stock and Awards Plan*
23.1	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (included in Exhibit 5)
23.2	Consent of KMJ Corbin and Company LLP, Independent Registered Public Accounting Firm*
24.1	Power of Attorney (included on signature page of this Registration Statement)

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 16, 2017.
(2)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 16, 2017.
(3)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 16, 2017.
(4)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 16, 2017.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on August 25, 2017.

IMPRIMIS PHARMACEUTICALS, INC.

By:	/s/ Mark L. Baum
Mark L. Baum,
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark L. Baum and Andrew R. Boll, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Mark L. Baum	Chief Executive Officer and Director	August 25, 2017
Mark L. Baum	(Principal Executive Officer)

/s/ Andrew R. Boll	Chief Financial Officer	August 25, 2017
Andrew R. Boll	(Principal Financial and Accounting Officer)

/s/ Stephen G. Austin	Director	August 25, 2017
Stephen G. Austin

/s/ Robert J. Kammer	Chairman of the Board	August 25, 2017
Robert J. Kammer

/s/ Richard L. Lindstrom	Director	August 25, 2017
Richard L. Lindstrom

/s/ Anthony J. Principi	Director	August 25, 2017
Anthony J. Principi

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Incentive Stock Option Agreement(1)
4.2	Form of Non-Statutory Stock Option Agreement(2)
4.3	Form of Restricted Stock Award Agreement(3)
4.4	Form of Restricted Stock Unit Agreement(4)
5.1	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP*
10.1	Imprimis Pharmaceuticals, Inc. 2017 Incentive Stock and Awards Plan*
23.1	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (included in Exhibit 5)
23.2	Consent of KMJ Corbin and Company LLP, Independent Registered Public Accounting Firm*
24.1	Power of Attorney (included on signature page of this Registration Statement)

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 16, 2017.
(2)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 16, 2017.
(3)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 16, 2017.
(4)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 16, 2017.